Exhibit 99.1

Roivant Sciences Reports Financial Results for the Quarter Ended December 31, 2021 and Provides Business Update

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Roivant’s newly launched subsidiary, Hemavant, entered into a licensing agreement with Eisai Co., Ltd. for exclusive global rights to the investigational agent RVT-2001, a potential first-in-class small molecule modulator of splicing factor 3B subunit 1 (SF3B1) for the treatment of transfusion-dependent anemia in patients with lower-risk myelodysplastic syndromes

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Dermavant has hired key commercial leadership positions in preparation for launch of tapinarof for psoriasis, subject to the FDA’s approval decision anticipated in the second quarter, and is progressing its ADORING 1 and 2 Phase 3 pivotal trials of tapinarof in atopic dermatitis

•	Favorable decisions by the Federal Circuit highlighted Genevant’s robust nucleic acid delivery-related patent portfolio

•	Immunovant achieved alignment with the FDA for a pivotal Phase 3 study of batoclimab in myasthenia gravis, which remains on track to start in the first of half of this calendar year

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The FDA cleared the IND submitted by Kinevant for a Phase 2 trial evaluating namilumab for the treatment of sarcoidosis and also cleared the IND submitted by Lysovant for a multiple ascending dose study of LSVT-1701 in patients with complicated Staph aureus bacteremia including infective endocarditis

BASEL, Switzerland, LONDON, NEW YORK and BOSTON, February 14, 2022 – Roivant Sciences Ltd. (Nasdaq: ROIV), a next-generation biopharmaceutical company dedicated to improving the delivery of healthcare to patients, today reported its financial results for the third fiscal quarter ended December 31, 2021 and provided an update on the Company’s operations.

Roivant’s Chief Executive Officer, Matt Gline, noted: “We are looking forward to the upcoming launch of tapinarof this year and to the impact we believe it can have for psoriasis patients. We are also pleased with the continued enrollment in Dermavant’s registrational studies in atopic dermatitis. We remain on track this year to initiate multiple Phase 2 and Phase 3 clinical trials, including at Immunovant and Kinevant, and to expand the ongoing Phase 1/2 trial in MDS patients at newly launched Hemavant. RVT-2001, the lead product candidate at Hemavant, is a great example of our plans for pipeline expansion, which will come from both in-licensing and from our internal computational discovery efforts.”

Recent Developments

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Hemavant: Roivant has launched a new Vant, Hemavant, which entered into a licensing agreement with Eisai Co., Ltd. for exclusive global rights to the investigational agent RVT-2001, a potential first-in-class small molecule SF3B1 modulator. RVT-2001 has achieved a red blood cell transfusion independence rate of over 30% in 19 patients with lower-risk, transfusion-dependent MDS, 15 of whom had documented prior treatment with lenalidomide and/or hypomethylating agents. Hemavant plans to develop RVT-2001 as an oral therapy for transfusion-dependent anemia in patients with lower-risk MDS, with a robust open-label expansion of the ongoing Phase 1/2 clinical trial for RVT-2001 in the first half of calendar year 2022.

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Genevant: The Federal Circuit Court of Appeals rejected Moderna’s appeal of the prior Patent Trial and Appeal Board decision holding all claims of U.S. Patent 8,058,069 patentable. The court also dismissed Moderna’s appeal challenging a similar finding of patentability of certain claims of U.S. Patent 9,364,435 for lack of standing. Together, the decisions confirm the strength of Genevant’s nucleic acid delivery-related patent portfolio.

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Dermavant: Dermavant’s NDA submission for tapinarof remains on track, with no expectation of an FDA advisory committee and an assigned PDUFA date in Q2 2022. Dermavant continues to build out its organization, with key commercial leadership in place, and manufacturing remains on track for launch upon FDA approval. In December 2021, results from the PSOARING 1 and PSOARING 2 pivotal trials of tapinarof in plaque psoriasis were published in The New England Journal of Medicine. In January 2022, Dermavant presented patient satisfaction data demonstrating consistently high rates of satisfaction and positive perception of treatment with tapinarof, with 81.1% preferring tapinarof to topical drugs used in the past and 67.8% preferring tapinarof to systemic drugs used in the past.

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Aruvant: Punam Malik, M.D., Director of the Cincinnati Comprehensive Sickle Cell Center and Program Leader of the Hematology and Gene Therapy Program at the Cincinnati Children’s Hospital Medical Center, presented data highlighting the clinically meaningful reduction in vaso-occlusive events for participants in the ongoing ARU-1801 Phase 1/2 trial and the unique attributes that contribute to the potency of ARU-1801 at the American Society of Hematology (ASH) Annual Meeting on December 13, 2021.

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Immunovant: In December 2021, Immunovant announced it had achieved alignment with the FDA Division of Neurology 1 to move forward in myasthenia gravis. The Phase 3 trial will include an induction (primary efficacy) period during which Immunovant plans to study doses of 680mg and 340mg of batoclimab delivered weekly by subcutaneous injection, followed by alternative dosing regimens (including potential lower maintenance and higher rescue doses) in subsequent study periods. The trial is designed to address unmet patient needs by leveraging batoclimab’s broad therapeutic window and simple subcutaneous delivery device to provide a differentiated treatment option.

•	Kinevant: In December 2021, the FDA cleared the IND submitted by Kinevant for a Phase 2 trial evaluating namilumab for the treatment of sarcoidosis.

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Lysovant: In January 2022, the FDA cleared the IND submitted by Lysovant for a multiple ascending dose study of LSVT-1701 in patients with complicated Staph aureus bacteremia including infective endocarditis.

Major Upcoming Milestones

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Dermavant: Dermavant expects a decision from the FDA on the approval of tapinarof for the treatment of adults with plaque psoriasis in the second quarter of calendar year 2022. Dermavant also expects to report topline data from the Phase 3 clinical trial of tapinarof for the treatment of atopic dermatitis in the first half of calendar year 2023.

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Immunovant: Immunovant plans to initiate a pivotal trial evaluating batoclimab for the treatment of myasthenia gravis in 1H 2022, with topline results expected in 2024. Immunovant also plans to re-initiate its programs in thyroid eye disease and warm autoimmune hemolytic anemia in 2022, and to announce at least two new indications by August 2022. Immunovant expects to initiate pivotal trials for two of these four indications in 2022, with a total of three pivotal trials initiating in 2022.

•	Aruvant: Aruvant expects to announce ongoing new patient and follow up data through 2022 and to initiate its Phase 3 trial for ARU-1801 for the treatment of sickle cell disease in 2023.

•	Kinevant: Kinevant remains on track to initiate its Phase 2 trial evaluating namilumab for the treatment of sarcoidosis in the first half of calendar year 2022.

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Hemavant: Hemavant plans to amend its ongoing open-label Phase 1/2 trial evaluating RVT-2001 for the treatment of transfusion-dependent anemia in lower-risk MDS patients in the first half of calendar year 2022, with initial data expected in 2023.

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Lysovant: Lysovant remains on track to initiate its multiple ascending dose study of LSVT-1701 in patients with complicated Staph aureus bacteremia including infective endocarditis in the first half of calendar year 2022.

Fiscal Quarter Ended December 31, 2021 Financial Summary

Cash Position

As of December 31, 2021, we had cash and cash equivalents of approximately $2.2 billion.

On February 14, 2022, Roivant entered into a committed equity facility with an affiliate of Cantor Fitzgerald & Co. (“Cantor”). Under the terms of the facility, Cantor has committed to purchase up to an aggregate of $250.0 million in the Company’s common shares from time to time at the request of the Company. This at-the-market-style facility will provide Roivant with the ability to raise additional capital opportunistically in the future.

Research and Development Expenses

Research and development (R&D) expenses were $153.5 million for the three months ended December 31, 2021 compared to $202.3 million for the three months ended December 31, 2020. The decrease was primarily due to reduced consideration for the purchase of in-process research and development through asset acquisitions and license agreements as compared to the comparable prior year period, partially offset by increases in program-specific costs relating to our product candidates, personnel-related expenses, and share-based compensation expense. Non-GAAP R&D expenses were $118.9 million for the three months ended December 31, 2021 compared to $50.8 million for the three months ended December 31, 2020.

General and Administrative Expenses

General and administrative (G&A) expenses were $115.5 million for the three months ended December 31, 2021 compared to $61.9 million for the three months ended December 31, 2020. The increase was largely due to higher share-based compensation expense as compared to the comparable prior year period, primarily as a result of the ongoing vesting of certain equity instruments for which the liquidity event vesting condition was met upon the closing of the business combination with MAAC in September 2021. We did not recognize share-based compensation expense related to these equity instruments during the three months ended December 31, 2020 as the liquidity event requirement had not been met and was not deemed probable of being met. Non-GAAP G&A expenses were $61.4 million for the three months ended December 31, 2021 compared to $47.7 million for the three months ended December 31, 2020.

Net Loss

Net loss for the three months ended December 31, 2021 was $306.1 million compared to $275.6 million for the three months ended December 31, 2020. On a per common share basis, net loss was $0.41 for both the three months ended December 31, 2021 and 2020. Non-GAAP net loss was $157.0 million for the three months ended December 31, 2021 compared to $87.6 million for the three months ended December 31, 2020.

ROIVANT SCIENCES LTD.

Selected Balance Sheet Data

(unaudited, in thousands)

	December 31, 2021	March 31, 2021
Cash, cash equivalents and restricted cash	$2,226,135	$2,141,676
Total assets	2,799,375	2,589,692
Total liabilities	529,622	527,687
Total shareholders’ equity	2,247,262	2,039,514
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	2,799,375	2,589,692

ROIVANT SCIENCES LTD.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Revenue, net	$24,341	$5,750	$46,063	$8,649
Operating expenses:
Cost of revenues	1,384	684	8,507	1,579
Research and development	153,450	202,261	486,335	358,404
General and administrative	115,530	61,875	636,060	178,730

Total operating expenses	270,364	264,820	1,130,902	538,713

Loss from operations	(246,023)	(259,070)	(1,084,839)	(530,064)

Change in fair value of investments	38,036	18,235	14,382	(107,210)
Gain on sale of investment	—	—	(443,754)	—
Change in fair value of debt and liability instruments	23,017	4,304	40,747	31,577
Gain on termination of Sumitomo Options	—	—	(66,472)	—
Gain on deconsolidation of subsidiary and consolidation of unconsolidated entity	—	—	—	(115,364)
Other (income) expense, net	(1,029)	(5,788)	2,529	(3,703)

Loss before income taxes	(306,047)	(275,821)	(632,271)	(335,364)
Income tax expense (benefit)	38	(224)	532	1,708

Net loss	(306,085)	(275,597)	(632,803)	(337,072)
Net loss attributable to noncontrolling interests	(21,549)	(14,568)	(57,603)	(37,402)

Net loss attributable to Roivant Sciences Ltd.	$(284,536)	$(261,029)	$(575,200)	$(299,670)

Net loss per common share - basic and diluted	$(0.41)	$(0.41)	$(0.87)	$(0.48)

Weighted average shares outstanding - basic and diluted	686,589,478	629,668,846	662,268,788	629,076,726

ROIVANT SCIENCES LTD.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited, in thousands)

		Three Months Ended December 31,		Nine Months Ended December 31,
	Note	2021	2020	2021	2020
Net loss		$(306,085)	$(275,597)	$(632,803)	$(337,072)
Adjustments:
Research and development:
Share-based compensation	(1)	17,669	3,754	47,441	6,760
Milestone payments	(2)	2,000	1,000	42,165	4,216
In-process research and development	(3)	14,105	146,452	96,212	191,791
Depreciation and amortization	(4)	778	207	2,301	331
General and administrative:
Share-based compensation	(1)	53,547	13,570	440,356	38,756
Depreciation and amortization	(4)	592	583	1,925	2,565
Other:
Change in fair value of investments	(5)	38,036	18,235	14,382	(107,210)
Gain on sale of investment	(6)	—	—	(443,754)	—
Change in fair value of debt and liability instruments	(7)	23,017	4,304	40,747	31,577
Gain on termination of Sumitomo Options	(8)	—	—	(66,472)	—
Gain on deconsolidation of subsidiary and consolidation of unconsolidated entity	(9)	—	—	—	(115,364)
Estimated income tax impact from adjustments	(10)	(689)	(119)	(629)	1,392

Adjusted net loss (Non-GAAP)		$(157,030)	$(87,611)	$(458,129)	$(282,258)

		Three Months Ended December 31,		Nine Months Ended December 31,
	Note	2021	2020	2021	2020
Research and development expenses		$153,450	$202,261	$486,335	$358,404
Adjustments:
Share-based compensation	(1)	17,669	3,754	47,441	6,760
Milestone payments	(2)	2,000	1,000	42,165	4,216
In-process research and development	(3)	14,105	146,452	96,212	191,791
Depreciation and amortization	(4)	778	207	2,301	331

Adjusted research and development expenses (Non-GAAP)		$118,898	$50,848	$298,216	$155,306

		Three Months Ended December 31,		Nine Months Ended December 31,
	Note	2021	2020	2021	2020
General and administrative expenses		$115,530	$61,875	$636,060	$178,730
Adjustments:
Share-based compensation	(1)	53,547	13,570	440,356	38,756
Depreciation and amortization	(4)	592	583	1,925	2,565

Adjusted general and administrative expenses (Non-GAAP)		$61,391	$47,722	$193,779	$137,409

Notes to non-GAAP measures:

(1)	Represents share-based compensation expense.

(2)	Represents one-time development milestone payments.

(3)	Represents one-time in-process research and development expense.

(4)	Represents depreciation and amortization expense.

(5)

Represents the unrealized loss (gain) on equity investments in unconsolidated entities that are accounted for at fair value with changes in value reported in earnings. This loss (gain) has no direct correlation to the operation of Roivant’s business.

(6)	Represents a one-time gain on sale of investment resulting from the merger of Datavant and CIOX Health in July 2021.

(7)

Represents the change in fair value of debt and liability instruments, which primarily includes the unrealized loss relating to the measurement and recognition of fair value on a recurring basis of certain liabilities.

(8)	Represents the one-time gain on termination of the options held by Sumitomo Dainippon Pharma Co., Ltd. to purchase Roivant’s ownership interest in certain Vants (the “Sumitomo Options”).

(9)	Represents one-time gain on deconsolidation of a subsidiary and the remeasurement of a previously held interest in an unconsolidated entity upon its consolidation.

(10)	Represents the estimated tax effect of the adjustments.

The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Roivant believes that its presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. Management uses certain non-GAAP information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Roivant’s operating results as reported under GAAP. Non-GAAP financial information generally excludes (i) share-based compensation expense and the change in fair value of debt and liability instruments, (ii) consideration for the purchase of in-process research and development through asset acquisitions and license agreements, including upfront cash payments, the fair value of equity liability instruments issued, and the fair value of certain future contingent consideration payments, and (iii) other items that are considered unusual or not representative of underlying trends of Roivant’s business. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables above.

Investor Conference Call Information

Roivant will host a live conference call and webcast at 8:00 a.m. ET on Monday, February 14, 2022 to report its third fiscal quarter ended December 31, 2021 financial results, and provide a corporate update.

To access the live conference call, please dial +1-844-224-1923 (domestic) or +1-214-989-7105 (international) and use conference ID 8648616. A webcast of the call will also be available under “Events & Presentations” in the Investors section of the Roivant website at https://investor.roivant.com/news-events/events. The archived webcast will be available on Roivant’s website after the conference call.

Upcoming Investor Events

•	SVB Leerink Global Healthcare Conference on February 17, 2022 at 1:00 p.m. ET

•	Truist AI Symposium on Tuesday, March 1, 2022 at 10:10 a.m. ET

•	Cowen Healthcare Conference on Tuesday, March 8, 2022 at 9:10 a.m. ET

About Roivant Sciences

Roivant’s mission is to improve the delivery of healthcare to patients by treating every inefficiency as an opportunity. Roivant develops transformative medicines faster by building technologies and developing talent in creative ways, leveraging the Roivant platform to launch “Vants” – nimble and focused biopharmaceutical and health technology companies. For more information, please visit www.roivant.com.

Roivant Sciences Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words or similar expressions. The words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of our product candidates, the availability and success of topline results from our ongoing clinical trials, any commercial potential of our product candidates and any pending or potential litigation, including but not limited to our expectations regarding the outcome of any such litigation and costs and expenses associated with such litigation. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. All product candidates referenced in this press release are investigational and subject to health authority approval.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

Roivant Investor Relations

ir@roivant.com

Media

Paul Davis

Roivant Sciences

paul.davis@roivant.com